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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Nos. 333-45879, 333-13033, 333-13035, and 3333-16901 of US Diagnostic Inc. on Forms
S-8 and Registration Statement Nos. 333-05395 and 333-67959 of US Diagnostic Inc. on Forms S-3 of our report dated April 13, 1998 appearing in this Annual Report on Form 10-K of US Diagnostic Inc. for the year ended December 31, 1999.




ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  March 27, 2000.